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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent


The Board of Directors
Peapod, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of Peapod, Inc. of our report dated May 9, 1997, relating to the balance sheet of Peapod, Inc. as of December 31, 1996, and the related statement of operations for the period from December 5, 1996 (inception) through December 31, 1996, which report appears in the registration statement (No. 333-24341) on Form S-1 of Peapod, Inc.

                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP

Chicago, Illinois
September 11, 1997